Sub-Item 770

                  TRANSACTIONS EFFECTED PURSUANT TO RULE 10F-3
                     VAN KAMPEN CORE PLUS FIXED INCOME FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                         MARCH 1, 2010 - AUGUST 31, 2010

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                               OFFERING                     AMOUNT OF      % OF
                   PURCHASE/    PRICE          TOTAL         SHARES      OFFERING
    SECURITY        TRADE        OF         AMOUNT OF       PURCHASED    PURCHASED                               PURCHASED
    PURCHASED        DATE       SHARES       OFFERING        BY FUND      BY FUND          BROKERS                 FROM
----------------   ---------   ---------   --------------   ---------   ----------   -----------------------   ----------------
    Municipal      03/05/10    $100.00     $1,012,235,000   $550,000      0.054%     B of A Merrill Lynch,      Goldman Sachs
    Electric                                                                         Morgan Stanley & Co.
  Authority of                                                                       Incorporated, Barclays
 Georgia 6.655%                                                                      Capital Inc., Wells
  due 4/01/2057                                                                      Fargo Securities, LLC,
                                                                                     Citi, Goldman, Sachs &
                                                                                     Co., J.P. Morgan
                                                                                     Securities Inc.,
                                                                                     FirstSouthWest, BMO
                                                                                     Capital Markets

 Ameriprise        03/08/10    $99.761     $750,000,000     $160,000      0.021%     Goldman, Sachs & Co.,      Goldman Sachs
 Financial Inc.                                                                      Morgan Stanley, B of A
   5.300% due                                                                        Merrill Lynch, Credit
    3/15/2020                                                                        Suisse, HSBC, J.P.
                                                                                     Morgan

 The City of New   03/19/10    $100.000    $750,000,000     $285,000      0.038%     Barclays Capital,         Siebert Branford
   5.968% due                                                                        Goldman, Sachs & Co., B       Shank
    3/01/2036                                                                        of A Merrill Lynch,
                                                                                     Citi, Siebert Branford
                                                                                     Shank & Co.,LLC,  J.P.
                                                                                     Morgan, Morgan Stanley,
                                                                                     Loop Capital Markets,
                                                                                     LLC, Cabrera Capital
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
                                                                                     Markets, LLC, M.R. Beal
                                                                                     & Company, Ramirez &
                                                                                     Co., Fidelity Capital
                                                                                     Markets, Roosevelt &
                                                                                     Cross Incorporated,
                                                                                     Lebenthal & Co., LLC,
                                                                                     Raymond James &
                                                                                     Associates, Inc.,
                                                                                     Southwest Securities,
                                                                                     Inc., Jackson
                                                                                     Securities, MFR
                                                                                     Securities, Inc., RBC
                                                                                     Capital Markets,
                                                                                     Jefferies & Company,
                                                                                     Rice Financial Products
                                                                                     Company, Wachovia Bank,
                                                                                     National Association,
                                                                                     Janney Montgomery Scott
                                                                                     LLC, Morgan Keegan &
                                                                                     Company, Inc., TD
                                                                                     Securities

Vornado Realty    03/23/10    $99.834     $2,100,000,000   $440,000     0.088%       Banc of America            UBS Securities
Trust 4.250% due                                                                     Securities LLC, J.P.
   04/01/2015                                                                        Morgan Securities,
                                                                                     Inc., UBS Securities
                                                                                     LLC, Citigroup Global
                                                                                     Markets Inc.

 Chicago Transit   03/24/10    $100.000     $550,000,000    $350,000     0.064%      Goldman, Sachs & Co.,      Goldman Sachs
Authority 6.200%                                                                     J.P. Morgan, Morgan
 due 12/01/2040                                                                      Stanley, Loop Capital
                                                                                     Markets, LLC, Cabrera

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                                                                    Sub-Item 770


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
                                                                                     Capital Markets, LLC,
                                                                                     Jefferies & Company,
                                                                                     Melvin & Company,
                                                                                     Wachovia Bank, National
                                                                                     Association, Blaylock
                                                                                     Robert Van, LLC,
                                                                                     Duncan-Williams, Inc.,
                                                                                     BMO Capital Markets

 Duke Realty LP    03/25/10    $99.983     $250,000,000     $475,000     0.190%      Morgan Stanley,              Wachovia
   6.750% due                                                                        Barclays Capital,           Securities
    3/15/2020                                                                        Credit Suisse, Wells
                                                                                     Fargo Securities, J.P.
                                                                                     Morgan,  SunTrust
                                                                                     Robinson Humphrey,
                                                                                     Scotia Capital, Morgan
                                                                                     Keegan & Company, Inc.

       New         03/26/10    $100.00     $1,100,000,000   $90,000      0.008%      J.P. Morgan Securities      J.P. Morgan
 Communications                                                                      Inc., Credit Suisse
 Holdings 8.500%                                                                     Securities (USA) Inc.,
  due 4/15/2020                                                                      Citi

 Southern Copper   04/13/10    $99.481     $400,000,000     $150,000     0.038%      Morgan Stanley, Credit        CSFB
Corp. 5.375% due                                                                     Suisse, Goldman, Sachs
    4/16/2020                                                                        & Co, BBVA Securities,
                                                                                     B of A Merrill Lynch

Biomed Realty LP   04/22/10    $98.977     $250,000,000     $300,000     0.120%      Wells Fargo Securities,       Wachovia
   6.125% due                                                                        RBC Capital Markets,         Securities
    4/15/2020                                                                        Raymond James, Morgan
                                                                                     Stanley, UBS
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
                                                                                     Investment Bank, Keybanc
                                                                                     Capital Markets, Baird,
                                                                                     Credit Suisse, Deutsche
                                                                                     Bank Securities, RBS,
                                                                                     Stifel Nicolaus, BMO
                                                                                     Capital Markets

  NBC Universal    04/27/10    $99.845     $2,000,000,000   $485,000     0.024%      Morgan Stanley & Co.        J.P. Morgan
 Inc. 5.150% due                                                                     Inc., J.P. Morgan
   04/30/2020                                                                        Securities, Inc.,
                                                                                     Goldman Sachs & Co.,
                                                                                     Banc of America
                                                                                     Securities LLC,
                                                                                     Citigroup Global
                                                                                     Markets Inc.
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